Summer 2012 Investor Presentation Stewart Information Services Corporation

2 Forward-looking Statements Certain statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These state ments often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the severity and duration of current financial and economic conditions; continued weakness or further adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, refinancing of current loans, and availability of mortgage financing that affect the demand for our title insurance products; our ability to respond to and implement technology changes, including the completion of th e implementation of our enterprise systems; the impact of unanticipated title losses on the need to further strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of our inc reased diligence and inspections in our agency operations; changes to the participants in the secondary mortgag e market; the effect of class actions and other litigation matters; regulatory non-compliance, fraud or defalcations by our title insurance agents or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the impact of changes in governmental and insurance regulations,including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; customers finding other sources of suppliers; the continued realization of expected expense savings resulting from our expense reduction steps; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents fi led with the Securities and Exchange Commission, including our Annual Report on Form 10 -K for the year ended December 31, 2011, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward -looking statements contained in this presentation to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

3 Non-GAAP Disclosures This presentation may contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including but not limited to, losses and litigation expenses arising from non-predictable title losses and adjusted pretax title margin, which is adjusted to exclude net realized investment gains or losses and reserve adjustments. Although these exclusions represent actual gains, losses or expenses to the Company, they may mask the periodic income and financial and operating trends associated with the Company’s business. The Company is presenting these non-GAAP financial measures because they provide the Company ’s management and investors with additional insight into the operational performance of the Company relative to earlier periods and relative to the Company’s competitors. The Company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this presentation these non -GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial m easures. Investors should use these non -GAAP financial measures only in conjunction with the comparable GAAP financial measures.

4 Investment Highlights • Extensive Industry Platform – Publicly held business managed by fourth generation of founding family – Industry leading expertise in serving all segments of the real estate services market – Established market share in $10 billion domestic industry – Well-balanced geographic national footprint – Conservative management style • Improving Cash Flows – Transforming cost structure and aligning operations for cyclical market conditions through centralized and shared services and management alignment – Cash claims payments trending down with reduced numbers and dollars of new incurreds – Increasing premium rates, remittances and other revenues – Introduction of profitable new services • Attractive Opportunity – Continued diversification into complementary real estate services – Focus on scalable and profitable business units – Refined strategies to reduce fixed costs and enhance margins – Streamlined management team

5 2012 Strategic Commitments •Simplification and Alignment •Profitable and Scalable Operations •Strategic Pricing •Claims Reduction and Risk Avoidance Initiatives •Smart Growth

Income Statement

Non-GAAP Presentation
(in thousands)

	Three Months Ended June 30			Six Months Ended June 30		
	2011	**2012**	**% Change**	**2011**	**2012**	**% change**
Revenues						
Direct	165,841	187,574	13.1%	305,071	339,208	11.2%
Agency Premiums	213,829	251,139	17.4%	405,638	447,460	10.3%
REI	22,564	40,502	79.5%	53,949	72,961	35.2%
Total Operating Revenues	402,234	479,215	19.1%	764,658	859,629	12.4%
Invest. Income and Other Gains	2,649	4,497	69.7%	6,642	9,069	36.5%
Total Revenues	404,883	483,712	19.5%	771,299	868,698	12.6%
Agency Retention	(177,301)	(207,014)	16.8%	(335,748)	(369,562)	10.1%
Net Revenues	227,582	276,698	**21.6%**	435,551	499,136	**14.6%**
Expenses						
Employee costs	116,587	131,090	12.4%	234,513	259,323	10.6%
Other operating	64,249	70,429	9.6%	123,376	135,292	9.7%
Title losses	34,984	38,113	8.9%	66,185	69,500	5.0%
Depreciation	4,762	4,563	-4.2%	9,592	9,087	-5.3%
Interest Expense	1,294	1,286	-0.6%	2,572	2,650	3.0%
	221,876	245,481	10.6%	436,238	475,852	9.1%
Income Before Taxes and Noncontrolling Interests	5,706	31,217	447.1%	(687)	23,284	NM
Pretax Margin % (of total revenues)	***1.4%***	***6.5%***		***-0.1%***	***2.7%***	
Income Tax Benefit (Expense)	1,941	(3,175)	263.6%	(1,190)	(5,998)	404.2%
Noncontrolling Interests	(1,708)	(3,131)	-83.3%	(2,477)	(4,533)	83.0%
Net Income (loss)	5,939	24,911	319.4%	(4,353)	12,753	392.9%
Net Income (loss) Per Share - basic	0.31	1.29	317.7%	(0.23)	0.66	389.1%
Net Income (loss) Per Share - diluted	0.28	1.05	281.2%	(0.23)	0.59	356.8%

stewart STC NYSE 6

7 Business Lines • Title Insurance and Related Services – Title insurance to the residential and commercial sectors through direct and independent agencies domestically and globally – Includes the functions of searching, examining, closing and insuring the condition of the title to real property • Real Estate Information (REI) – Mortgage Origination, Servicing and Default Support Services • Origination includes: Post-Closing Management, Loan Review & Due Diligence Audits • Servicing Support includes: Call Center Services, Loss Mitigation Support, Short Sale & Deed-in-lieu services, Servicing Transfer Support, Loss Mitigation & Servicing File Reviews • Default Support Services: Foreclosure File Reviews, Foreclosure Audits, REO Asset Management, REO Rental Management • Target – Our goal is to achieve 25% of total revenue from non-title services over the next several years

8 Trailing Twelve Months Employee Expenses 20% 25% 30% 35% 40% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 As a Percentage of Operating Revenues

9 Other Operating Expenses 10% 13% 15% 18% 20% 23% 25% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing Twelve Months As a Percentage of Operating Revenues

10 Other Operating Expenses Employee Costs Expenses As a Percent of Operating Revenues 2012 YTD 2011

11 Trailing Twelve Months -$ Millions Claims Expense Vs. Cash Claims Paid Net of Recoveries $25 $75 $125 $175 $225 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 $25 $75 $125 $175 $225 Anticipate accruals of 7.5 to 8.0 percent by year end Claims Expense Cash Claims Paid

12 50% 55% 60% 65% '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing 12 Months Target: Balanced Direct and Independent Channels 3,500 of 7,500 Agencies Canceled Percent Agency Revenues

13 16% 17% 18% 19% 20% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing Twelve Months Target: 18 percent by year end 2012 with continued improvement Focused 12-month Improvement Including Geographic Issues Agency Remittance Rates

14 0 1 2 3 4 5 6 7 8 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 $8,000 Tax Credit Normal Market Bubble Fannie Mae July 2012 Seasonally Adjusted Annualized Rate - Millions U.S. Existing Housing Sales Forecast National Association of REALTORS ®

15 $0 $20 $40 $60 $80 $100 $120 $140 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Trailing Twelve Months -$ Millions Focused Non-title Revenues and Profits Stewart REI Operating Revenues

16 2012 Strategic Commitments 1. Simplification and Alignment 2. Profitable and Scalable Operations 3. Claims Reduction and Risk Avoidance Initiatives 4. Grow Shared Services 5. Sales Growth

17 CEO Matt Morris CFO Allen Berryman Ted C. Jones, PhD Chief Economist Director of Investor Relations ted@stewart.com 713.625.8014 direct 800.729.1900, extension 8014

Summer 2012 Investor Presentation Stewart Information Services Corporation

19 Effective Lending -$ Trillions Residential Lending Vs. Industry Title Premiums Statutory Title Premiums $ Billions $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 '90 '92 '94 '96 '98 '00 '02 '04 '06 '08 '10 '12 $3 $5 $7 $9 $11 $13 $15 $17 Forecast Fannie Mae July 2012 2011-2013 Lending Likely Understates Title Revenues Due to Cash Sales Double Normal Effective Lending = Purchase Lending + 60 Percent of Refinance Lending Data Sources: Lending = Fannie Mae, Title Premiums = CDS Research, Demotech and ALTA

20 Trailing Twelve Months -$ Millions Stewart Operating Revenues $0 $500 $1,000 $1,500 $2,000 $2,500 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Direct Title Agency Title REI

21 Trailing Twelve Months As a Percentage of Net Operating Revenues 0% 25% 50% 75% 100% 125% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 Employee Other Claims Expenses -Combined Ratio

22 Trailing Twelve Months As a Percentage of Net Operating Revenues 0% 25% 50% 75% 100% 125% 150% '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 -100% -80% -60% -40% -20% 0% 20% 40% Revenue & Combined Ratio Percent Change in Operating Revenue Combined Ratio

23 Actuarial Claims as a Percentage of Net Statutory Premiums Written Ultimate Loss Ratios by Policy Year 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 Source: ALTA, Family-Company Aggregates Stewart First American Fidelity Claims Paid